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                                 Exhibit 10.6

                            {WEBVALLEY LETTERHEAD}




                               March 23, 1999



Robert M. Ringstad
3430 Montgomerie Avenue
Deephaven, MN  55391

Dear Bob,

It is our pleasure to offer to you employment with WebValley, Inc. (the "Company" or "WebValley") in the position of Chief Financial Officer, commencing April 1, 1999 (with your first day in the office to be April 5, 1999). Your employment with the Company is at will and may be terminated at any time by the Company, with or without cause, upon written notice to you from the Company. You will report to the Company's President.

Compensation, based on satisfactory performance, is anticipated to include the following:

1. Gross monthly salary of $10,000 per month, paid in accordance with the Company's usual payroll practices.

2. Grant of a seven year option for the purchase of up to 100,000 shares of common stock of WebValley at a price of $3.00 per share, exercisable based on your continued employment with the Company, vesting on the following schedule: 15,000 shares upon the effective date of the Company's initial public offering; an additional 17,500 shares on March 31, 2000, an additional 20,000 shares on March 31, 2001, an additional 22,500 shares on March 31, 2002 and an additional 25,000 shares on March 31, 2003. In the event that your employment is terminated by the Company without "cause" on or before March 31, 2001, the option's vesting will accelerate to 50,000 shares as of the date of termination, and you will have 90 days to exercise following such termination. For purposes of this option, the term "cause" means your conviction of a felony which would materially damage the reputation of the Company, material misappropriation by you of the Company's property; other material acts of dishonesty by you against the Company or your gross negligence or willful misconduct in the performance of your duties, which has a material adverse effect on the Company.

3. A one time incentive bonus of $35,000 will be paid to you upon closing of the IPO which the Company is presently pursuing.
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4.   You will participate in the WebValley executive compensation plan which will be developed by a Compensation Committee of the Board of Directors.

5. You will be able to participate in all WebValley employee benefit plans provided to employees and/or management.

6. You will receive four weeks of paid vacation for each calendar year, plus one additional week for 1999 only, to facilitate your proposed three-week vacation in July-August, 1999.

7. WebValley will reimburse you for the tuition costs of classes which you take to maintain your license as a certified public account, provided such classes have been preapproved by the President of the Company.

This offer of employment will remain open until April 1,1999. If you decide to accept this offer of employment, please sign and return the copy of this letter provided. Please give me a call if there are questions or concerns. I look forward to hearing from you.

                                 Sincerely,

                                 WEBVALLEY, INC.


                                 By:  /s/ Satya P. Garg
                                    --------------------------------------
                                      Satya P. Garg
                                      Its:  President

The undersigned hereby accepts the terms of this letter.


         /s/ Robert M. Ringstad                                 March 23, 1999
-----------------------------------------------------           ---------------
Robert M. Ringstad                                                   Date


                                       2
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                          AMENDMENT TO EMPLOYMENT OFFER


Employee:         Robert M. Ringstad
                  3430 Montgomerie Avenue
                  Deephaven, MN  55391

Company:          WebValley, Inc.
                  1011 South First Street, Suite 250
                  Hopkins, MN  55343

Employee has previously accepted Company's employment offer which included terms relating to an option for the purchase of shares of the Company's common stock. Employee and Company hereby agree to amend the agreed-upon employment offer to replace Section 2. in its entirety with the following:

2. Grant of a seven year option for the purchase of up to 120,000 shares of common stock of WebValley at a price of $5.00 per share, exercisable based on your continued employment with the Company, vesting on the following schedule: 18,000 shares upon the effective date of the Company's initial public offering; an additional 21,000 shares on March 31, 2000, an additional 24,000 shares on March 31, 2001, an additional 27,000 shares on March 31, 2002 and an additional 30,000 shares on March 31, 2003. In the event that your employment is terminated by the Company without "cause" on or before March 31, 2001, the option's vesting will accelerate to 60,000 shares as of the date of termination, and you will have 90 days to exercise following such termination. For purposes of this option, the term "cause" means your conviction of a felony which would materially damage the reputation of the Company, material misappropriation by you of the Company's property; other material acts of dishonesty by you against the Company or your gross negligence or willful misconduct in the performance of your duties, which has a material adverse effect on the Company.

Acknowledged and agreed to effective the 7th day of April, 1999

Company:                                      Employee:
WebValley, Inc.
                                              /s/ Robert M. Ringstad
                                              -------------------------------
By: /s/ Satya P. Garg                         Robert M. Ringstad
   --------------------------------
        Satya P. Garg
Its: President